As filed with the Securities and Exchange Commission on May 16, 2003

Registration No. 333 -____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	94-2901952 (I.R.S. Employer Identification No.)

301 Brannan Street

San Francisco, California 94107

(Address, including zip code, of Registrant=s principal executive offices)

1995 Employee Stock Purchase Plan

(Full title of the plan)

Stephanie G. DiMarco

Chief Executive Officer

ADVENT SOFTWARE, INC.

301 Brannan Street

San Francisco, California 94107

(415) 543-7696

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Mark A. Bertelsen, Esq.

Wilson, Sonsini, Goodrich & Rosati

Professional Corporation

650 Page Mill Road
Palo Alto, California 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value: Reserved or outstanding under 1995 Employee Stock Purchase Plan	600,000 shares	$14.03	$8,418,000	$682
Total:	600,000 shares		$8,418,000	$682

(1)     Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 15th, 2003.

ADVENT SOFTWARE, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.        Plan Information.

Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.        Registration Information and Employee Plan Annual Information.

Omitted pursuant to the instructions and provisions of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”):

1.               The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 14, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.               The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 13, 2003.

3.               The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8–A dated October 10, 1995, filed pursuant to Section 12(g) of the Exchange Act, which was declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

4.               The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 17, 2003 pursuant to Section 14(a) of the Exchange Act.

5.               The information contained in the Registrant’s Registration Statements on Form S-8 (File No.’s 333–918, 333-28725, 333-39747, 333-56905, 333-79553 and 333-79573, 333-43574, 333-57782, 333-100763, and 333-101320) filed on or about January 24, 1996, June 6, 1997, November 7, 1997, June 15, 1998, May 28, 1999, August 11, 2000, March 28, 2001, October 25, 2002, and November 20, 2002 respectively.

                                                In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

                Not applicable

Item 6.        Indemnification of Directors and Officers.

                The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.  Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees, agents and other agents to the fullest extent permitted by law.  The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.  The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

                The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant’s Bylaws.  These agreements, among other things, indemnify the Registrant’s directors and officers for any and all expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

                The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7.        Exemption from Registration Claimed.

                Not applicable.

Item 8.    Exhibits.

Exhibit
Number	Description of Document

4.2	1995 Employee Stock Purchase Plan, as amended.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

24.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.2	Consent of Counsel (contained in Exhibit 5.1 hereto).

25.1	Powers of Attorney (see page 7).

Item 9.    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)  of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post–effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 16th of May, 2003.

ADVENT SOFTWARE, INC.

By:	/s/ Graham V. Smith
Graham V. Smith
Executive Vice President, Chief Financial Officer, Principal Accounting Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephanie G. DiMarco and Graham V. Smith, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or  her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signatures

Title

Date

/s/ Stephanie G. DiMarco	Chief Executive Officer and President	May 16, 2003
Stephanie G. DiMarco	(principal executive officer)

/s/ Graham V. Smith	Executive Vice President, Chief Financial Officer,	May 16, 2003
Graham V. Smith	Secretary (principal financial officer and principal accounting officer)

/s/ Stephanie G. DiMarco	Chairman of the Board	May 16, 2003
Stephanie G. DiMarco

/s/ Terry Carlitz	Director	May 16, 2003
Terry Carlitz

s/ Wendell G. Van Auken	Director	May 16, 2003
/Wendell G. Van Auken

/s/ William F. Zuendt	Director	May 16, 2003
William F. Zuendt

/s/ Monte Zweben	Director	May 16, 2003
Monte Zweben

Index to Exhibits

Exhibit Number	Description of Document

4.2	1995 Employee Stock Purchase Plan, as amended

5.1	Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

24.1	Consent of PricewaterhouseCoopers, LLP, Independent Accountants.

24.2	Consent of Counsel (contained in Exhibit 5.1 hereto).

25.1	Powers of Attorney (see page 7).